SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: June 8, 2005
                        (Date of earliest event reported)

                             TOTAL LUXURY GROUP INC.

             (Exact name of registrant as specified in the charter)

           Delaware                    0-28497                    32-1504940
(State or other jurisdiction     (Commission File No.)           (IRS Employer
     of incorporation)                                       Identification No.)

                           501 Fifth Avenue Suite 2001
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 682-7888
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                               -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the Form 8-K filed with the SEC on June 8, 2005, is being made in response to certain comments received by the Securities and Exchange Commission.

Item 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On June 8, 2005, Stephen Diamond, Chartered Accountant was dismissed as the independent certified public accountant for Total Luxury Group Inc. (the "Company"). His dismissal was approved by the Company's board of directors, upon the Company learning that Mr. Diamond is not a PCAOB certified accountant. Mr. Diamond's report on Form 10-KSB for fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission on April 14, 2004 (File No. 000-28497), contained an explanatory paragraph as to certainty regarding the Company's ability to continue as a going concern. Mr. Diamond's opinion contained an explanatory paragraph wherein he indicated that he had prepared the financial statements assuming that the Company would continue as a going concern. However, he also pointed out that as of December 31, 2003, the Company's then-current liabilities exceeded its then-current assets by $2,003,185 and the Company lost $215,868 from operations for the year ended December 31, 2003. Mr. Diamond stated that these and other issues raised substantial doubt as to the Company's ability to continue as a going concern.

         Mr. Diamond's report on Form 10-KSB for fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on July 24, 2003 (File No. 000-28497), contained an explanatory paragraph as to certainty regarding the Company's ability to continue as a going concern. Mr. Diamond indicated that he had prepared the financial statements assuming that the Company would continue as a going concern. However, he also pointed out that as of December 31, 2002, the Company's then-current liabilities exceeded its then-current assets by $1,800,575 and the Company lost $141,503 from operations for the year ended December 31, 2002. These and other issues raised substantial doubt as to the Company's ability to continue as a going concern.

         On June 8, 2005, the Company engaged Schwartz, Levitsky, Feldman, LLP as its auditors. During the term of Mr. Diamond's engagement and through June 8, 2005, there had been no disagreements with Mr. Diamond on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to the satisfaction of Mr. Diamond, would have caused Mr. Diamond to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for the year ended December 31, 2004. In addition, there were no reportable events, as listed in Item 304(a)(1)(iv) of Regulation S-B.

         During the last two completed fiscal years and the interim periods (the "Reporting Period"), neither the Company nor anyone on its behalf has consulted Levitsky, Feldman, LLP regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements; as such, no written or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or reportable event with Mr. Diamond, as there were none.

         The Company provided Mr. Diamond with a copy of this disclosure on July 15, 2005, providing Mr. Diamond with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company's expression of its views, or the respect in which Mr. Diamond does not agree with the statements contained herein. Mr. Diamond has not provided a letter.

Item 9.01 Exhibits

      None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   August 5, 2005

                                        TOTAL LUXURY GROUP INC.


                                        By:   /s/Sandy Masselli
                                           -------------------------------------
                                              Sansy Masselli
                                              Chairman and CEO